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                                                                      EXHIBIT 11


                       ZALE CORPORATION AND SUBSIDIARIES
                    Computation of Earnings Per Common Share
                                  (unaudited)
                (amounts in thousands, except per share amounts)


                                                                   Three Months Ended                Nine Months Ended
                                                                         April 30,                        April 30,
                                                           ----------------------------------   -----------------------------
                                                                 1995                1994             1995           1994
                                                           --------------       -------------   --------------  -------------
Primary:
  Net earnings (loss) applicable to common stock           $       (3,994)      $   (4,458)     $     34,602     $     26,937
                                                           ==============       ==========      ============     ============
  Shares
    Weighted average number of common shares
      issued                                                       35,000           35,000            35,000           35,000
    Less treasury stock                                               (36)             (28)              (36)             (28)
    Assuming exercise of options reduced by the
      number of shares which could have been
      purchased with the proceeds from exercise
      of such options                                               - - - (1)        - - -               358            - - -
    Assuming exercise of warrants reduced by
      the number of shares which could have been
      purchased with the proceeds from exercise
      of such warrants                                              - - - (1)        - - -               408            - - -
                                                           --------------       ----------      ------------     ------------
    Weighted average number of common shares
      outstanding as adjusted                                      34,964           34,972            35,730           34,972
                                                           ==============       ==========      ============     ============
Net earnings (loss) per common share                       $        (0.11)      $    (0.13)     $       0.97     $       0.77
                                                           ==============       ==========      ============     ============


Fully Diluted:
  Net earnings (loss) applicable to common stock           $       (3,994)      $   (4,458)     $     34,602     $     26,937
                                                           ==============       ==========      ============     ============

  Shares
    Weighted average number of common shares
      issued                                                       35,000           35,000            35,000           35,000
    Less treasury stock                                               (36)             (28)              (36)             (28)
    Assuming exercise of options reduced by the
      number of shares which could have been
      purchased with the proceeds from exercise
      of such options                                               - - - (1)        - - -               367            - - -
    Assuming exercise of warrants reduced by
      the number of shares which could have been
      purchased with the proceeds from exercise
      of such warrants                                              - - - (1)        - - -               435            - - -
                                                           --------------       ----------      ------------     ------------
    Weighted average number of common shares
      outstanding as adjusted                                      34,964           34,972            35,766           34,972
                                                           ==============       ==========      ============     ============

Net earnings (loss) per common share                       $        (0.11)      $    (0.13)     $       0.97     $       0.77
                                                           ==============       ==========      ============     ============

Note: This calculation is submitted in accordance with Regulation S-K item 601(b)(11) although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution less than 3%.

 (1): Not used in the calculation of weighted average number of common shares outstanding due to the antidilutive effect of the common stock equivalents.